Exhibit 10.8

STOCK APPRECIATION RIGHTS GRANT NOTICE

under the

GENERAL MOLY, INC.

2006 EQUITY INCENTIVE PLAN

General Moly, Inc. (the “Company”), hereby grants to the Participant named below, a Stock Appreciation Right to receive appreciation in the number of shares of the Company’s common stock, $0.001 par value per share, (the “Common Stock”), as set forth below (the “Stock Appreciation Right”).  This Stock Appreciation Right is granted pursuant to the terms of the Company’s 2006 Equity Incentive Plan as amended and restated (“Equity Plan”), except as modified by this Grant Notice and the Stock Appreciation Rights Agreement.  This Stock Appreciation Right is subject to all the terms and conditions as set forth herein, the Equity Plan and the Stock Appreciation Rights Agreement, each of which are attached.

Participant Name:	Address:

The undersigned Participant has been granted a Stock Appreciation Right to receive appreciation in the Common Stock of the Company, subject to the terms and conditions of the Equity Plan and the Stock Appreciation Rights Agreement, as follows:

Date of Grant	December 16, 2010

Exercise Price per share	$5.49

Number of shares of Common Stock subject to the Stock Appreciation Right Vesting Parameters

Except as provided otherwise and subject to the restrictions described in this Grant Notice, and Participant’s continuous service as an employee of the Company, the Stock Appreciation Rights shall vest subject to the achievement of the performance criteria set forth below:

Notwithstanding any other agreement to the contrary, the Stock Appreciation Rights granted hereunder shall only vest following the Compensation Committee’s certification that the Company’s Mt. Hope project has achieved Commercial Production at the Compensation Committee’s discretion, or as that term is defined and accepted in the Eureka Moly, LLC Limited Liability Agreement, as amended and restated and Participant has satisfied all the other requirements of this Grant Notice.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Equity Plan and the Stock Appreciation Rights Agreement.  The Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Equity Plan and the Stock Appreciation Rights Agreement set forth the entire understanding between the Participant and the Company regarding the receipt of appreciation in the number of shares of Common Stock covered by this award and supersede all prior oral and written agreements on that subject.

General Moly, Inc.		Participant:
By:		By:

David A. Chaput
Title:	Chief Financial Officer	Title:
Date:	January 21, 2011	Date:

Attachments:  Stock Appreciation Rights Agreement, Equity Plan & Plan Summary

ATTACHMENT I

STOCK APPRECIATION RIGHT AGREEMENT

under the

General Moly, Inc.

2006 EQUITY INCENTIVE PLAN

Pursuant to your Stock Appreciation Right Grant Notice (“Grant Notice”) and this Stock Appreciation Right Agreement (together the “Agreement”), General Moly, Inc. (the “Company”) has granted to you a Stock Appreciation Right under its 2006 Equity Incentive Plan (the “Plan”) to receive appreciation in the number of shares of the Company’s Common Stock equivalents indicated in your Grant Notice with the Exercise Price (or base price) indicated in your Grant Notice.  Capitalized terms not defined in this Stock Appreciation Right Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Stock Appreciation Right are as follows:

1.                                 VESTING.  Subject to the limitations contained herein, your Stock Appreciation Right will vest as provided in your Grant Notice; provided, however, that vesting will cease upon the termination of your Continuous Service and, provided further, that in the event of a Change in Control, then, to the extent permitted by applicable law:  (i) any surviving corporation may assume any Stock Appreciation right outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in Section 12(c)) for those outstanding under the Plan, or (ii) in the event any surviving corporation does not assume or continue such Stock Appreciation Right, or to substitute similar stock awards for those outstanding under the Plan in accordance with the preceding clause, then the time during which such Stock Appreciation Right may be exercised automatically will be accelerated and become fully vested and exercisable immediately prior to the consummation of such transaction, and the Stock Appreciation Right shall automatically terminate upon consummation of such transaction if not exercised prior to such event.

2.                                       NUMBER OF SHARES AND EXERCISE PRICE.  The number of shares of Common Stock equivalents subject to your Stock Appreciation Right and your Exercise Price (or base price) per share referenced in your Grant Notice will be adjusted from time to time for changes in capitalization as provided in the Plan (for example, a stock split).

3.                                       CALCULATION OF APPRECIATION; DISTRIBUTION.  Your Stock Appreciation Right is denominated in shares of Common Stock equivalents.  When you exercise the vested portion of your Stock Appreciation Right, you will receive a distribution equal to the excess, if any, of (a) the aggregate Fair Market Value of the shares of Common Stock equivalents with respect to which your Stock Appreciation Right is being exercised (determined as of the exercise date), over (b) the aggregate Exercise Price for the shares of Common Stock equivalents with respect to which your Stock Appreciation Right is being exercised.  Upon exercise, your appreciation distribution will be paid in shares of Common Stock; provided, however, the Committee retains sole discretion to pay the appreciation distribution in cash or a combination of cash and shares of Common Stock.  To the extent shares of Common Stock are distributed, only whole shares will be distributed and any fractional share equivalents will be paid to you in cash.  Upon exercise of the Stock Appreciation Right, distribution of the appreciation will be paid to you as soon as reasonably practicable following the exercise.

4.                                       WHOLE SHARES.  You may exercise your Stock Appreciation Right only with respect to whole shares of Common Stock.

5.                                       EXERCISE.

(a)                                  You may exercise the vested portion of your Stock Appreciation Right during its term by delivering a Notice of Exercise (in a form designated by the Company) to the Secretary of the Company, or

to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)                                 By exercising your Stock Appreciation Right you agree that, as a condition to any exercise of your Stock Appreciation Right, the Company may require you to enter into an arrangement acceptable to the Company providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of the exercise of your Stock Appreciation Right.

6.                                       TERMINATION OF CONTINUOUS SERVICE.  If your Continuous Service terminates for any reason, including death, the unvested portion of your Stock Appreciation Right shall be forfeited and the vested portion, if any, shall be automatically exercised and redeemed.  If there is no appreciation at the time you exercise your Stock Appreciation Right, your award will be exercised and redeemed, but you will not receive any payment.

7.                                       TERM.  The term of your Stock Appreciation Right commences on the Date of Grant and expires upon the earliest of the following:

(a)                                  the date your Continuous Service terminates;

(b)                                 the fifth (5th) anniversary of the vesting date as defined in your Grant Notice; or

(c)                                  the tenth (10th) anniversary of the Date of Grant; or

(d)                                 in the event of a Change in Control, then, to the extent permitted by applicable law:  (i) any surviving corporation may assume any Stock Appreciation Right outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in Section 12(c)) for those outstanding under the Plan, or (ii) in the event any surviving corporation does not assume or continue such Stock Appreciation Right, or to substitute similar stock awards for those outstanding under the Plan in accordance with the preceding clause, then the time during which such Stock Appreciation Right may be exercised automatically will be accelerated and become fully vested and exercisable immediately prior to the consummation of such transaction, and the Stock Right shall automatically terminate upon consummation of such transaction if not exercised prior to such event.

8.                                       SECURITIES LAW COMPLIANCE.  The exercise of your Stock Appreciation Right and the issuance of shares of Common Stock, if any, shall be subject to compliance with applicable securities and other laws and regulations governing your Stock Appreciation Right, and you may not exercise your Stock Appreciation Right if the Company determines that such exercise would not be in compliance with such laws and regulations.

9.                                       TRANSFERABILITY.  Your Stock Appreciation Right is not transferable except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

10.                                 STOCK APPRECIATION RIGHT NOT A SERVICE CONTRACT.  Your Stock Appreciation Right is not an employment or service contract, and nothing in your Stock Appreciation Right or this Stock Appreciation Right Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment.  In addition, nothing in your Stock Appreciation Right or this Stock Appreciation Right Agreement shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

11.                                 WITHHOLDING OBLIGATIONS.

(a)                                  At the time you exercise your Stock Appreciation Right, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Stock Appreciation Right.

(b)                                 Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your Stock Appreciation Right a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.

12.                                 NOTICES.  Any notices provided for in your Stock Appreciation Right or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

13.                                 GOVERNING PLAN DOCUMENT.  Your Stock Appreciation Right is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Stock Appreciation Right, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Stock Appreciation Right and those of the Plan, the provisions of the Plan shall control.

14.                                 STOCKHOLDER RIGHTS.  You will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock of the Company with respect to your Stock Appreciation Right unless and until you have satisfied all requirements for exercise of your Stock Appreciation Right and certificates representing shares of Common Stock, if any, will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you.

15.                                 APPLICATION OF SECTION 409A.  This Award is intended to be exempt from the application of Section 409A of the Code (“Section 409A”) pursuant to the Treasury Regulations issued thereunder.  Notwithstanding the foregoing or any other provision of this Agreement to the contrary, to the extent that (a) one or more payments or benefits received or to be received by you pursuant to this Agreement would constitute deferred compensation subject to the requirements of Section 409A, and (b) you are a “specified employee” within the meaning of Section 409A, then such payment or benefit (or portion thereof) will be delayed until the earliest date following your “separation from service” with the Company within the meaning of Section 409A on which the Company can provide such payment or benefit to you without you incurring any additional tax or interest pursuant to Section 409A, with all payments or benefits due thereafter occurring in accordance with the original payment schedule.

16.                                 ENTIRE AGREEMENT.  This Agreement contains the entire agreement between the parties with respect to the Award and supersedes all prior agreements (oral or written), negotiations and discussions between the Participant and the Company relating thereto.

17.                                 UNSECURED GENERAL CREDITOR. Until paid or made available to Participant, the amount of any appreciation distribution payable in cash under this Agreement shall be subject to the claims of the general creditors of the Company.  All benefits provided hereunder shall be unfunded and shall be paid only from the general assets of the Company, to the extent then available.

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